EXHIBIT 99.2

GCCFC 05-GG3 -- $3.6B Revised Structure (external)

Joint-Lead Bookrunning Managers: Goldman Sachs, RBS Greenwich Capital

Co-Managers:  Banc of America, Bear Stearns, CSFB, Wachovia

Class Size($mm) MDY/S&P    C/S      WAL     Window  (Mo)    Px Guid

 A1A   139.462  Aaa/AAA  20.000%   NOT OFFERED

 A1    117.933  Aaa/AAA  20.000%   2.39  03/05-05/09(51)

 A2  1,119.010  Aaa/AAA  20.000%   4.73  05/09-01/10(9)

 A3    100.000  Aaa/AAA  20.000%   5.98  01/10-08/11(20)

 A4    533.886  Aaa/AAA  20.000%   6.75  08/11-01/12(6)

 A5    100.000  Aaa/AAA  20.000%   8.15  01/12-06/14(30)

 A6    773.630  Aaa/AAA  20.000%   9.60  06/14-12/14(7)

 AJ    229.813  Aaa/AAA  13.625%   9.84  12/14-01/15(2)

 B     112.653  Aa2/AA   10.500%   9.92  01/15-01/15(1)

 C      40.555  Aa3/AA-   9.375%   9.92  01/15-01/15(1)

 D      58.580   A2/A     7.750%   9.94  01/15-02/15(2)

 E      36.049   A3/A-    6.750%  10.00  02/15-02/15(1)

 F**    45.061 Baa1/BBB+  5.500%  10.05  02/15-03/15(2)

 G**    36.049 Baa2/BBB   4.500%  10.08  03/15-03/15(1)

 H**    40.555 Baa3/BBB-  3.375%  10.08  03/15-03/15(1)

 XP**    $xxMM  Aaa/AAA                      TBD      NA

 XC**    $xxMM  Aaa/AAA                      TBD      NA

** offered privately subject to rule 144a

Collateral:

- RBS Greenwich Capital (50.0%), Goldman Sachs (42.8%), Commerzbank AG

(7.2%)

- 143 loans / 159 properties

- Top 10 loans: 47.3%,   63.9% LTV, 1.78x DSCR

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- 17.2% Investment Grade Loans

- 68.3% Current LTV; 1.63x DSCR

Property Types:

-Office 48.9%, Retail 37.1%, Hospitality 8.8%, Multi 4.2%,

Geographics:

- TX: 16.3%, NY: 16.2%, CA: 12.2%, NV: 8.7%, HI: 6.3%

Expected Timing:

Termsheet -   available,  Tues 1/18 hard copy

Red       -   available, Tues 1/18 hard copy

Roadshow  -   week of 1/17 (see below for details)

Price Guidance - late week of 1/18 or early week of 1/24

Launch/Price -  week of 1/24

Settlement -   Thurs 2/10







Roadshow Information:

Roadshow    Team 1                             Team 2

Tues  1/18   LA

Wed   1/19   SF                                NY

Thurs 1/20  MINN Bfst 8:30am Marquette Hotel   Hartford Bfst 8:30am Goodwin

Hotel

        Cedar Rapids                       Boston Lunch 12:00 Nine Zero

Hotel

Fri   1/21  CHI Bfst 9am Sears Tower 49th Fl   NY

Mon   1/24                                     NJ

                       Thursday 1/20 at 2:00 EST

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                 International Callers: 1-210-234-8252

                        Call Password:  GG3





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